QUARTERLY SUPPLEMENTAL INFORMATION THIRD QUARTER 2025 Exhibit 99.2

TABLE OF CONTENTS September 30, 2025 Page PAGE SUMMARY / HIGHLIGHTS 3 TENANT DATA TOP 15 TENANTS 17 FINANCIAL DATA QUARTERLY LEASING SUMMARY 18 CONSOLIDATED BALANCE SHEETS 4 LEASE ROLLOVER SCHEDULE 19 CONSOLIDATED STATEMENTS OF OPERATIONS 5 PROPERTY LEASES AND VACANCIES 20 NON-GAAP FINANCIAL DATA 6 SELECT CREDIT METRICS SUMMARY 10 DEBT MORTGAGES AND NOTES PAYABLE 28 DEBT MATURITY SCHEDULE 29 CAPITAL DEPLOYMENT DEBT COVENANTS 30 TRANSACTION ACTIVITY 11 DEVELOPMENT SUMMARY 12 COMPONENTS OF NET ASSET VALUE 31 CAPITAL EXPENDITURES AND LEASING COSTS 14 OTHER FINANCIAL DATA 32 PORTFOLIO DATA NON-GAAP MEASURES DEFINITIONS 33 SAME-STORE DATA 15 PORTFOLIO INFORMATION 16 INVESTOR INFORMATION 37 This Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP Industrial Trust (“LXP”)'s control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation, (2) the outbreak of highly infectious or contagious diseases and natural disasters, (3) authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2025, (5) the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including the timing of any such transaction, the ultimate terms or achieving any estimated yields or rental rates, (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation and increases in operating costs, (10) labor shortages, (11) supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays, (12) defaults or non-renewals of significant tenant leases, (13) changes in financial markets and interest rates, (14) changes in accessibility of debt and equity capital markets, (15) future impairment charges, (16) international trade disputes or the imposition of significant tariffs or other trade restrictions by the U.S. on imported goods that adversely impact trading volumes and (17) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document. All information is on a consolidated basis unless noted.

3Table of Contents SUMMARY / HIGHLIGHTS LXP Industrial Trust is a REIT focused on Class A, warehouse and distribution real estate investments in 12 target markets in the Sunbelt and lower Midwest. Footnote (1) Excludes an additional two-year extension to 2030 at a 605,000 square foot facility in Austell, GA completed in the first quarter of 2025. (2) Includes consolidated and non-consolidated developable land. Portfolio Statistics # of Properties: 112 # of States: 15 Square Footage: 54.2 million % Square Feet Class A: 92.2% Stabilized Portfolio % Leased: 96.8% # of Leases: 124 Weighted-Average Lease Term: 4.9 years Weighted-Average Age: 9.8 years Developable Land:(2) 514 acres Quarterly Highlights - Net Income - $0.12 per diluted common share - Adjusted Company FFO - $0.16 per diluted common share ‘- Sold two vacant development projects totaling 2.1 million square feet to a user buyer for $175 million, representing a 20% premium over the gross book value ‘- Increased Stabilized Portfolio leased percentage to 96.8% ‘- Extended 1.8 million square feet of leases year-to-date, increasing Base and Cash Base Rents by 30.8% and 30.1%(1), respectively, including a 510,000 square foot lease in the quarter increasing Base and Cash Base Rents by 14.6% and 8.3%, respectively - Same-Store NOI increased 4.0% year-to-date and 2.0% in the quarter compared to the same periods in 2024 - Acquired one warehouse facility for $30.0 million ‘- Reduced net debt to Adjusted EBITDA to 5.2x

4Table of Contents CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands, except share and per share data) September 30, 2025 December 31, 2024 Assets: Real estate, at cost $ 3,994,311 $ 4,176,294 Real estate - intangible assets 314,418 318,444 Land held for development 83,254 82,827 Investments in real estate under construction 37,910 5,947 Real estate, gross 4,429,893 4,583,512 Less: accumulated depreciation and amortization (1,141,505) (1,047,166) Real estate, net 3,288,388 3,536,346 Right-of-use assets, net 13,124 16,484 Cash and cash equivalents 229,737 101,836 Restricted cash 252 237 Investments in non-consolidated entities 33,432 40,018 Deferred expenses, net 36,651 39,820 Rent receivable - current 2,791 2,052 Rent receivable - deferred 86,664 85,757 Other assets 17,894 20,762 Total assets $ 3,708,933 $ 3,843,312 Liabilities and Equity: Liabilities: Mortgages and notes payable, net $ 50,907 $ 54,930 Term loan payable, net 248,834 297,814 Senior notes payable, net 1,090,930 1,089,373 Trust preferred securities, net 100,094 127,893 Dividends payable 41,922 41,164 Operating lease liabilities 13,571 17,114 Accounts payable and other liabilities 52,976 57,055 Accrued interest payable 15,130 10,517 Deferred revenue - including below-market leases, net 4,520 6,751 Prepaid rent 16,571 19,918 Total liabilities 1,635,455 1,722,529 Commitments and contingencies Equity: Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares: Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding 94,016 94,016 Common shares, par value $0.0001 per share; authorized 600,000,000 shares, 295,765,814 and 294,499,790 shares issued and outstanding in 2025 and 2024, respectively 30 29 Additional paid-in-capital 3,322,818 3,315,104 Accumulated distributions in excess of net income (1,356,543) (1,316,993) Accumulated other comprehensive income 1,005 6,136 Total shareholders' equity 2,061,326 2,098,292 Noncontrolling interests 12,152 22,491 Total equity 2,073,478 2,120,783 Total liabilities and equity $ 3,708,933 $ 3,843,312

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
Gross revenues:				
Rental revenue	$ 85,811	$ 84,549	$ 260,448	$ 254,524
Other revenue	1,091	1,021	3,036	3,083
Total gross revenues	**86,902**	**85,570**	**263,484**	**257,607**
Expense applicable to revenues:				
Depreciation and amortization	(49,120)	(48,387)	(148,994)	(144,243)
Property operating	(15,346)	(15,011)	(48,350)	(45,681)
General and administrative	(9,325)	(10,993)	(29,345)	(29,734)
Non-operating income	605	642	1,869	7,145
Interest and amortization expense	(16,095)	(16,037)	(48,842)	(50,624)
Gain on debt satisfaction, net	—	—	793	—
Transaction costs	—	—	(38)	(498)
Change in allowance for credit loss	—	(42)	—	(51)
Gain on sale or disposal of, and recovery on, real estate, net	46,159	11,050	102,114	19,402
Gain on change in control of a subsidiary	—	—	—	209
Income before provision for income taxes and equity in losses of non-consolidated entities	**43,780**	**6,792**	**92,691**	**13,532**
Provision for income taxes	(184)	(21)	(598)	(229)
Equity in losses of non-consolidated entities	(1,239)	(1,158)	(3,177)	(3,444)
Net income	**42,357**	**5,613**	**88,916**	**9,859**
Net (income) loss attributable to noncontrolling interests	(6,078)	733	(4,527)	1,644
Net income attributable to LXP Industrial Trust shareholders	**36,279**	**6,346**	**84,389**	**11,503**
Dividends attributable to preferred shares - Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(90)	(84)	(326)	(252)
Net income attributable to common shareholders	**$ 34,616**	**$ 4,689**	**$ 79,345**	**$ 6,533**
Net income attributable to common shareholders - per common share basic	$ 0.12	$ 0.02	$ 0.27	$ 0.02
Weighted-average common shares outstanding - basic	292,030,570	291,529,849	291,870,814	291,407,853
Net income attributable to common shareholders - per common share diluted	$ 0.12	$ 0.02	$ 0.27	$ 0.02
Weighted-average common shares outstanding - diluted	292,680,902	291,600,994	292,455,553	291,502,023

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NON-GAAP FINANCIAL DATA

(Unaudited and in thousands, except share and per share data)	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
FUNDS FROM OPERATIONS:				
Basic and Diluted:				
Net income attributable to common shareholders	$ 34,616	$ 4,689	$ 79,345	$ 6,533
Adjustments:				
Depreciation and amortization related to real estate	47,409	46,834	143,956	139,979
Amortization of leasing commissions	1,711	1,553	5,038	4,264
Joint venture and noncontrolling interest adjustment	7,438	1,446	9,850	4,549
Gain on sale of or disposal of, and recovery on, real estate, net	(46,159)	(11,050)	(102,114)	(19,685)
Gain on change in control of a subsidiary	—	—	—	(209)
FFO available to common shareholders - basic	**45,015**	**43,472**	**136,075**	**135,431**
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	90	84	326	252
FFO available to all equityholders - diluted	**46,678**	**45,129**	**141,119**	**140,401**
Allowance for credit loss	—	42	—	51
Transaction costs, including our share of non-consolidated entities[1]	—	—	38	518
(Gain) loss on debt satisfaction, net, including our share of non-consolidated entities	3	—	(790)	3
Non-recurring costs[2]	—	1,538	—	1,538
Noncontrolling interest adjustments	—	(2)	—	(102)
Adjusted Company FFO available to all equityholders - diluted	**$ 46,681**	**$ 46,707**	**$ 140,367**	**$ 142,409**
Per Common Share Amounts:				
Basic:				
FFO	$ 0.15	$ 0.15	$ 0.47	$ 0.46
Diluted:				
FFO	$ 0.16	$ 0.15	$ 0.47	$ 0.47
Adjusted Company FFO	$ 0.16	$ 0.16	$ 0.47	$ 0.48
Weighted-Average Common Shares:				
Basic:				
Weighted-average common shares outstanding - basic EPS	292,030,570	291,529,849	291,870,814	291,407,853
Diluted:				
Weighted-average common shares outstanding - diluted EPS	292,680,902	291,600,994	292,455,553	291,502,023
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	**297,391,472**	**296,311,564**	**297,166,123**	**296,212,593**

(1) Transaction costs, including costs associated with terminated investments, such as non-refundable deposits and legal costs.

(2) Includes non-recurring expenses for severance expense.

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7Table of Contents NON-GAAP FINANCIAL DATA (CONTINUED) (Unaudited and in thousands) Three months ended September 30, Nine months ended September 30, 2025 2024 2025 2024 Adjusted Company FFO available to all equityholders - diluted $ 46,681 $ 46,707 $ 140,367 $ 142,409 FUNDS AVAILABLE FOR DISTRIBUTION Adjustments: Straight-line adjustments (1,463) (1,656) (4,490) (6,032) Lease incentives 455 430 1,354 898 Amortization of above/below market leases (349) (694) (2,220) (1,600) Lease termination payments, net (76) — 1,401 — Sales-type lease non-cash income — (626) — (1,828) Non-cash interest expense 1,059 1,108 3,202 3,415 Non-cash charges, net 2,902 2,599 8,988 7,449 Capitalized interest and internal costs (335) (756) (846) (3,817) Second-Generation tenant improvements (386) (786) (6,435) (1,245) Second-Generation lease costs (450) (2,102) (2,806) (11,356) Joint venture and noncontrolling interests adjustment (269) (86) (313) (199) Company Funds Available for Distribution $ 47,769 $ 44,138 $ 138,202 $ 128,094

8Table of Contents NON-GAAP FINANCIAL DATA (CONTINUED) ($000) Net Operating Income ("NOI"): Three months ended September 30, Nine months ended September 30, 2025 2024 2025 2024 Net income $ 42,357 $ 5,613 $ 88,916 $ 9,859 Interest and amortization expense 16,095 16,037 48,842 50,624 Provision for income taxes 184 21 598 229 Depreciation and amortization 49,120 48,387 148,994 144,243 General and administrative 9,325 10,993 29,345 29,734 Transaction costs — — 38 498 Non-operating/fee income (1,696) (1,663) (4,905) (10,228) Gain on sale or disposal of, and recovery on, real estate, net (46,159) (11,050) (102,114) (19,402) Gain on change in control of a subsidiary — — — (209) Gain on debt satisfaction, net — — (793) — Equity in losses of non-consolidated entities 1,239 1,158 3,177 3,444 Lease termination income, net (76) — (199) — Straight-line adjustments (1,463) (1,656) (4,490) (6,032) Lease incentives 455 430 1,354 898 Amortization of above/below market leases (349) (694) (2,220) (1,600) Sales-type lease adjustments — (584) — (1,777) NOI 69,032 66,992 206,543 200,281 Less NOI: Acquisitions, expansions, developments, redevelopments and dispositions (6,315) (5,530) (18,181) (19,080) Same-Store NOI $ 62,717 $ 61,462 $ 188,362 $ 181,201

NON-GAAP FINANCIAL DATA (CONTINUED)

($000)

Adjusted EBITDA:		9/30/2025		6/30/2025		3/31/2025		12/31/2024		Trailing 12 Months
Net income attributable to										
LXP Industrial Trust shareholders	$	36,279	$	29,132	$	18,978	$	33,031	$	117,420
Interest and amortization expense		16,095		16,467		16,280		15,853		64,695
Provision (benefit) for income taxes		184		199		215		(356)		242
Depreciation and amortization		49,120		49,362		50,512		48,620		197,614
Straight-line adjustments		(1,463)		(2,068)		(959)		(1,240)		(5,730)
Sales-type lease non-cash income		—		—		—		(475)		(475)
Lease incentives		455		453		446		432		1,786
Lease termination income, net		(76)		(123)		—		—		(199)
Amortization of above/below market leases		(349)		(756)		(1,115)		(1,054)		(3,274)
Gain on sale of or disposal of, and recovery on, real estate, net		(46,159)		(31,320)		(24,635)		(20,446)		(122,560)
Sales-type lease income attributable to the exercise of a purchase option		—		—		—		(14,991)		(14,991)
Transaction costs		—		38		—		—		38
(Gain) loss on debt satisfaction, including our share of non-consolidated entities		3		(1,143)		350		—		(790)
Non-recurring costs		—		—		—		250		250
Sales-type lease adjustments		—		—		—		(112)		(112)
Non-cash charges, net		2,902		2,960		3,126		2,794		11,782
Pro rata share adjustments:										
Non-consolidated entities adjustment		3,181		3,051		3,028		2,034		11,294
Noncontrolling interests adjustment		5,869		(509)		(443)		214		5,131
Adjusted EBITDA	$	**66,041**	$	**65,743**	$	**65,783**	$	**64,554**	$	**262,121**

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10Table of Contents SELECT CREDIT METRICS SUMMARY 12/31/2022 12/31/2023 12/31/2024 9/30/2025 Adjusted Company FFO Payout Ratio 72.4% 72.1% 82.0% 86.2 % Unencumbered Assets $4.5 billion $4.5 billion $4.5 billion $4.3 billion Unencumbered NOI 93.4% 96.3% 96.3% 96.5 % Debt / Gross Assets 30.1% 34.7% 32.0% 30.6% (Debt + Preferred) / Gross Assets 32.1% 36.6% 34.0% 32.6 % Secured Debt / Gross Assets 1.5% 1.2% 1.1% 1.0 % Unsecured Debt / Unencumbered Assets 31.3% 38.4% 33.9% 33.3 % Net Debt / Adjusted EBITDA(1) 6.4x 6.0x 5.9x 5.2x (Net Debt + Preferred) / Adjusted EBITDA(1) 6.9x 6.4x 6.3x 5.5x Credit Facility Availability(2) $600.0 million $600.0 million $600.0 million $600.0 million Footnotes: (1) Includes pro rata share of non-consolidated assets. Adjusted EBITDA is for the last 12 months. (2) Subject to covenant compliance.

11Table of Contents TRANSACTION ACTIVITY Footnotes: (1) Non-target market. (2) Outdoor storage facility. (3) Capitalization rates exclude the two vacant development projects sold to a user buyer during the quarter. LEASED PROPERTY DISPOSITIONS: Gross Disposition Month of % Gross Disposition Location % Owned Price ($000) Disposition Leased Price PSF 2 Rockford, IL (2 properties)(1) 100% $ 14,850 September 100% 61.11 1 Minneapolis, MN(1) 100% 8,900 September 100% N/A(2) 3 LEASED PROPERTY DISPOSITIONS $ 23,750 LEASED PROPERTY DISPOSITIONS CAP RATES: QTR YTD GAAP Cap Rate(3) 8.5% 6.3% Cash Cap Rate(3) 8.4% 5.1% PROPERTY ACQUISITION: Wtd. Average Percent Initial Cost Basis Lease Term Leased at Market % Owned Square Feet ‘($000) Month Closed (Yrs) Acquisition 1 Atlanta, GA 100% 157,371 $ 30,022 September 3.9 100% 1 TOTAL PROPERTY INVESTMENT 157,371 $ 30,022 SALE OF DEVELOPMENT PROJECTS TO A USER BUYER: Gross Disposition Month of % Gross Disposition Location % Owned Price ($000) Disposition Leased Price PSF 2 Ocala, FL & Indianapolis, IN 80% $ 174,570 September —% $81.63 2 PROPERTY DISPOSITIONS $ 174,570 GROSS SALE PRICE PREMIUM: Amount Over Gross Book Value $29 million Percent Over Gross Book Value 20%

DEVELOPMENT SUMMARY

ONGOING DEVELOPMENT AND REDEVELOPMENT NOT IN SERVICE:

Project (% Owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 9/30/2025 ($000)[1]	LXP Amount Funded as of 9/30/2025 ($000)[2]	Estimated Completion Date	% Leased as of 9/30/2025
Redevelopment Projects								
Orlando (100%)[3]	1	Central FL	350,990	$ 9,400	$ 15,199	$ 878	1Q 2026	—%
Richmond (100%)[4]	1	Richmond, VA	252,351	3,800	11,734	504	1Q 2026	—%
Total Redevelopment Projects	2		603,341	$ 13,200	$ 26,933	$ 1,382		
Land Infrastructure Improvements								
Reems & Olive (95.5%)[5]	N/A	Phoenix, AZ	N/A	16,250	10,977	12,445	N/A	N/A
Total Development and Redevelopment Projects	**2**		**603,341**	**$ 29,450**	**$ 37,910**	**$ 13,827**		

LAND HELD FOR INDUSTRIAL DEVELOPMENT:

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance 9/30/2025 ($000)	LXP Amount Funded 9/30/2025 ($000)[2]
Consolidated				
Reems & Olive (95.5%)	Phoenix, AZ	315	$ 75,661	$ 74,517
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,861	4,744
ATL Fairburn (100%)	Atlanta, GA	14	1,732	1,768
Total Consolidated Land Projects		**445**	**$ 83,254**	**$ 81,029**
Non-Consolidated				
Etna Park 70 (90%)	Columbus, OH	48	$ 9,904	$ 11,793
Etna Park 70 East (90%)	Columbus, OH	21	2,433	3,157
Total Non-Consolidated Land Projects		**69**	**$ 12,337**	**$ 14,950**

Footnotes:

(1) Excludes leasing costs, incomplete costs and developer incentive fees or partner promotes, if any.
(2) Excludes noncontrolling interests' share.
(3) During the quarter ended June 30, 2025, the tenant vacated the building and LXP began redeveloping the property.
(4) During the quarter ended March 31, 2025, the tenant vacated the building, which is part of a four building integrated campus, and LXP began redeveloping the property into a standalone warehouse and distribution facility.
(5) Represents infrastructure development costs to prepare the land for vertical development.

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DEVELOPMENT SUMMARY

First Generation Leased

Project (% Owned)	Market	Sq. Ft.	Lease Commencement
Smith Farms Building 3 (90%)	Greenville/Spartanburg, SC	1,091,888	2Q 2025
Piedmont (100%)	Greenville/Spartanburg, SC	625,238	4Q 2024
Etna Building D (100%)	Columbus, OH	250,020	3Q 2024
Cotton 303 Building 2 (100%)	Phoenix, AZ	488,400	1Q 2024
The Cubes at Etna East (100%)	Columbus, OH	1,074,840	4Q 2023
Smith Farms Building 2 (90%)	Greenville/Spartanburg, SC	304,884	4Q 2023
South Shore Building B (100%)	Central Florida	57,690	4Q 2023
Cotton 303 Building 1 (100%)	Phoenix, AZ	392,278	1Q 2023
Smith Farms Building 1 (90%)	Greenville/Spartanburg, SC	797,936	4Q 2022
Fairburn (100%)	Atlanta, GA	907,675	4Q 2021
KeHE Distributors (100%)	Phoenix, AZ	468,182	4Q 2021
Rickenbacker (100%)	Columbus, OH	320,190	1Q 2021
Total		**6,779,221**	

Sold to User Buyer

Project (% Owned)	Market	Sq. Ft.	Sold
Ocala (80%)	Central Florida	1,085,280	3Q 2025
Mt. Comfort (80%)	Indianapolis, IN	1,053,360	3Q 2025
Reems & Olive Data Center Land (95.5%)	Phoenix, AZ	N/A	4Q 2024
Total		**2,138,640**	
Subtotal - First Generation Leased or Sold		**8,917,861**	

Available for Lease[(1)]

Project (% Owned)	Market	Sq. Ft.	Placed in Service
South Shore Building B (100%)	Central Florida	80,983	3Q 2024
South Shore Building A (100%)	Central Florida	132,212	2Q 2024
Subtotal		**213,195**	
Total Development Program		**9,131,056**	

Footnotes:

(1) These facilities were placed in service vacant one year after the completion of base building construction.

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14Table of Contents CAPITAL EXPENDITURES AND LEASING COSTS(1) ($000) Nine months ended September 30, 2025 2024 First-Generation Costs Tenant Improvements $ 7 $ 234 Base Building 147 881 Total First-Generation Costs $ 154 $ 1,115 Second-Generation Costs Tenant Improvements $ 6,435 $ 1,245 Leasing Costs 2,806 11,356 Building Improvements 6,330 8,773 Total Second-Generation Costs $ 15,571 $ 21,374 Total Capital Expenditures and Leasing Costs $ 15,725 $ 22,489 Footnotes: (1) Consolidated costs on a cash basis. Amounts exclude development projects, redevelopment projects, capitalized interest and internal costs, if any. Leasing costs include payments for lease incentives, if any.

15Table of Contents SAME-STORE DATA ($000) Three months ended September 30, Nine months ended September 30, 2025 2024 2025 2024 Same-Store NOI Total Cash Base Rent $ 63,157 $ 61,722 $ 189,018 $ 182,477 Tenant Reimbursement 13,227 13,142 42,312 39,977 Property Operating Expenses (13,667) (13,402) (42,968) (41,253) Same-Store NOI $ 62,717 $ 61,462 $ 188,362 $ 181,201 Change in Same-Store NOI 2.0% 4.0% Same-Store Statistics 2025 2024 Same-Store # of Properties 101 101 Same-Store % Leased(1) 96.9% 99.0% Footnotes: (1) Percent leased as of 9/30/2025 and 9/30/2024.

PORTFOLIO INFORMATION

Markets[1]	GBV % as of 9/30/2025	ABR % as of 9/30/2025
Phoenix, AZ	14.2%	11.3%
Greenville/Spartanburg, SC	13.8%	13.5%
Atlanta, GA	10.5%	10.6%
Indianapolis, IN	6.4%	4.7%
Memphis, TN	6.3%	8.0%
Cincinnati/Dayton, OH	6.3%	5.3%
Houston, TX	6.1%	6.4%
Dallas/Ft. Worth, TX	5.9%	5.5%
Central Florida	4.6%	3.6%
Columbus, OH	4.1%	5.1%
Savannah, GA	3.4%	2.5%
Nashville, TN	2.9%	3.6%
Total - Top 12 Target Markets	**84.5%**	**80.1%**
St. Louis, MO	2.1%	2.2%
Jackson, MS	2.0%	2.4%
DC/Baltimore, MD	1.9%	2.2%
Richmond, VA	1.4%	1.1%
Jackson, TN	1.3%	1.5%
Charlotte, NC	1.1%	2.1%
San Antonio, TX	1.0%	1.1%
New York/New Jersey	1.0%	2.0%
Total - Top 20 Markets	**96.3%**	**94.7%**

Footnotes:
(1) Based on CoStar.
(2) Percent of ABR. Credit ratings based upon tenant, guarantor, or parent/ultimate parent.
(3) Percentage is for Stabilized Portfolio.
(4) Weighting based on square footage, excluding land parcels.
(5) Excludes land assets and all vacant square footage.
(6) Weighting based on ABR.
(7) Percent with Fixed Escalations based on ABR. Average Annual Rent Escalation based on next rent step up percentages. Excludes escalating leases after last escalation.
(8) Based on internal and external sources.
(9) Percent of ABR based on CoStar.

Industries	ABR % as of 9/30/2025
Consumer Products	23.6%
Transportation/Logistics	22.1%
E-Commerce	14.1%
Automotive	12.2%
Construction/Materials	10.7%
Food	5.8%
Apparel	3.4%
Specialty	2.0%
Retail Department	2.0%
Energy Products	1.1%
Other	3.0%
Total	**100.0%**

Additional Information	
# of Properties	112
Square Feet	54,193,115
% Square Feet Class A[1]	92.2%
% Investment Grade[2]	48.3%
% Leased[3]	96.8%
Weighted-Average Age (Years)[4]	9.8
Weighted-Average ABR per SF[5]	$5.19
Weighted-Average Lease Term (Years)[6]	4.9
% with Fixed Escalation[7]	99.3%
Average Annual Rent Escalation[7]	2.9%
Average Building Size (SF)	488,226
Average Clear Height (Feet)[8]	33.5
% Top 25 Markets[9]	74.0%
% Top 50 Markets[9]	92.3%

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16

17Table of Contents TOP 15 TENANTS Tenants(1) Lease Expirations Number of Leases Sq. Ft. Leased Sq. Ft. Leased as % of Consolidated Portfolio(2) ABR as of 9/30/2025 ($000) ABR % as of 9/30/2025(3) Amazon 2026-2033 6 3,864,731 7.4% $ 19,228 6.9 % Nissan 2027 2 2,971,000 5.7% 13,438 4.8 % Black and Decker 2029 & 2033 2 2,289,366 4.4% 9,968 3.6 % Wal-Mart 2027-2031 3 2,351,917 4.5% 9,149 3.3 % GXO Logistics 2026 & 2028 2 1,547,475 3.0% 7,239 2.6 % Watco 2038 1 132,449 0.3% 6,705 2.4 % FedEx 2028 2 292,021 0.6% 6,301 2.2 % Olam 2029 & 2037 2 1,196,614 2.3% 6,215 2.2 % DHL 2027 1 1,091,888 2.1% 6,005 2.1 % Owens Corning 2027 & 2029 2 844,622 1.6% 5,564 2.0 % Undisclosed(4) 2034 1 1,318,680 2.5% 5,556 2.0 % Drive Automotive 2036 1 625,238 1.2% 5,248 1.9 % Georgia-Pacific 2028 & 2031 2 1,283,102 2.4% 5,241 1.9 % FIGS 2031 1 488,400 0.9% 4,864 1.7 % Asics 2030 1 855,878 1.6% 4,728 1.7% 29 21,153,381 40.5% $ 115,449 41.3 % Footnotes: (1) Tenant, guarantor or parent. (2) Excludes vacant square feet. (3) Based on ABR for consolidated properties owned at September 30, 2025. (4) Lease restricts certain disclosures.

18Table of Contents QUARTERLY LEASING SUMMARY(1) Location Prior Term New Lease Expiration Date Sq. Ft. New Base Rent Per Annum ($000) Prior Base Rent Per Annum ($000)(1) % Change New Cash Base Rent Per Annum ($000) Prior Cash Base Rent Per Annum ($000)(1) % Change LEASE EXTENSIONS 1 Dallas, TX 09/2026 12/2029 510,400 $ 2,710 $ 2,365 14.6% $ 2,959 $ 2,731 8.3% 1 TOTAL EXTENDED LEASES 510,400 $ 2,710 $ 2,365 14.6% $ 2,959 $ 2,731 8.3% Location Prior Lease Expiration Date Sq. Ft. Annualized Base Rent at Vacancy ($000)(2) Annualized Cash Base Rent at Vacancy ($000)(2) NEW VACANCY 1 Whitestown, IN 08/2025 85,232 $ 436 $ 456 2 Savannah, GA 08/2025 88,503 525 573 3 Whitestown, IN(3) 09/2025 380,000 $ 1,278 $ 1,368 3 TOTAL NEW VACANCY 553,735 $ 2,239 $ 2,397 Footnotes: (1) Assumes 12 months rent from the lease commencement/extension, excluding free rent periods as applicable. Rent from prior tenant for square feet leased. (2) Annualized rents as of June 30, 2025. (3) Subsequent to 9/30/2025, leased to one tenant subject to an approximately 10-year lease.

19Table of Contents LEASE ROLLOVER SCHEDULE ($000) Year Number of Leases Expiring ABR as of 9/30/2025 % of ABR as of 9/30/2025 2025 - remaining 1 $ 1,075 0.4% 2026 21 27,162 9.7% 2027 16 46,637 16.6% 2028 10 19,909 7.1% 2029 24 46,247 16.5% 2030 14 38,506 13.7% 2031 13 29,283 10.4% 2032 4 6,027 2.2% 2033 3 12,996 4.6% 2034 7 20,651 7.4 % Thereafter 11 31,929 11.4 % Total(1) 124 $ 280,422 100.0 % Footnotes: (1) Total shown may differ from detailed amounts due to rounding. 2025 - Remaining 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 $50,000

PROPERTY LEASES & VACANCIES - 9/30/2025

Year of Lease Expiration	Date of Lease Expiration	CoStar Market[1]	Property Location	City	State	Note	Building Tenants Single / Multi	Sq. Ft. Available[2]	Annualized Base Rent as of 9/30/2025 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2025 ($000)
	WAREHOUSE/DISTRIBUTION									
2025	12/31/2025	Phoenix, AZ	4445 N. 169th Ave.	Goodyear	AZ	--	Single	160,140	1,007	1,075
2026	1/31/2026	Greenville/Spartanburg, SC	231 Apple Valley Rd.	Duncan	SC	--	Multi	120,680	598	668
	2/28/2026	Central Florida	3102 Queen Palm Dr.	Tampa	FL	--	Single	229,605	1,693	1,875
	3/31/2026	Lewisburg, TN	633 Garrett Pkwy.	Lewisburg	TN	--	Single	310,000	1,287	1,446
	6/30/2026	Greenville/Spartanburg, SC	425 Apple Valley Rd.	Duncan	SC	--	Multi	163,680	752	812
		Greenville/Spartanburg, SC	7820 Reidville Rd.	Greer	SC	3	Multi	70,281	406	427
		Cincinnati/Dayton, OH	575-599 Gateway Blvd.	Monroe	OH	--	Single	194,936	1,113	1,149
	7/31/2026	Memphis, TN	6495 Polk Ln.	Olive Branch	MS	--	Multi	118,211	638	656
		Columbus, OH	1860 Walcutt Rd.	Columbus	OH	--	Multi	97,934	501	522
		Savannah, GA	1004 Trade Center Pkwy.	Savannah	GA	--	Multi	270,252	1,433	1,532
	8/31/2026	Savannah, GA	1004 Trade Center Pkwy.	Savannah	GA	--	Multi	149,415	821	892
	9/30/2026	Greenville/Spartanburg, SC	425 Apple Valley Rd.	Duncan	SC	--	Multi	163,680	669	740
		Greenville/Spartanburg, SC	7820 Reidville Rd.	Greer	SC	--	Multi	42,414	214	214
		St. Louis, MO	3931 Lakeview Corporate Dr.	Edwardsville	IL	--	Single	769,500	2,696	2,859
		Phoenix, AZ	9494 W. Buckeye Rd.	Tolleson	AZ	--	Single	186,336	1,109	1,164
	10/31/2026	Greenville/Spartanburg, SC	235 Apple Valley Rd.	Duncan	SC	--	Single	177,320	962	1,018
		Charlotte, NC	2203 Sherrill Dr.	Statesville	NC	--	Single	639,800	2,796	3,024
		Cleveland, OH	10345 Philipp Pkwy.	Streetsboro	OH	3	Single	649,250	2,883	3,027
	11/30/2026	Erwin, NY	736 Addison Rd.	Erwin	NY	--	Single	408,000	1,621	1,628
	12/31/2026	Houston, TX	4600 Underwood Rd.	Deer Park	TX	--	Single	402,648	1,507	1,860
		Indianapolis, IN	180 Bob Glidden Blvd.	Whiteland	IN	--	Single	179,530	787	840
		Indianapolis, IN	76 Bob Glidden Blvd.	Whiteland	IN	--	Single	168,480	787	809
2027	1/31/2027	Kansas City, MO	27200 West 157th St.	New Century	KS	--	Single	446,500	1,240	1,229
	2/28/2027	Central Florida	5275 Drane Field Rd.	Lakeland	FL	--	Multi	68,420	388	426
		Jackson, MS	554 Nissan Pkwy.	Canton	MS	--	Single	1,466,000	6,200	6,617
	3/31/2027	Greenville/Spartanburg, SC	417 Apple Valley Rd.	Duncan	SC	--	Single	195,000	1,052	1,111

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20

PROPERTY LEASES & VACANCIES - 9/30/2025

Year of Lease Expiration	Date of Lease Expiration	CoStar Market[1]	Property Location	City	State	Note	Building Tenants Single / Multi	Sq. Ft. Available[2]	Annualized Base Rent as of 9/30/2025 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2025 ($000)
	WAREHOUSE/DISTRIBUTION									
2027	4/30/2027	Nashville, TN	200 Sam Griffin Rd.	Smyrna	TN	--	Single	1,505,000	6,560	6,821
		San Antonio, TX	16407 Applewhite Rd.	San Antonio	TX	--	Single	849,275	2,994	3,199
	5/31/2027	Greenville/Spartanburg, SC	160 Smith Farms Pkwy.	Greer	SC	4	Single	1,091,888	5,511	6,005
	7/31/2027	Savannah, GA	335 Morgan Lakes Industrial Blvd.	Pooler	GA	--	Single	499,500	2,312	2,469
	8/31/2027	Atlanta, GA	41 Busch Dr.	Cartersville	GA	--	Multi	119,295	786	816
		Atlanta, GA	200 Momeni Ln.	Adairsville	GA	--	Single	447,753	2,802	2,794
		Cincinnati/Dayton, OH	600 Gateway Blvd.	Monroe	OH	--	Single	994,013	3,945	3,669
		Columbus, OH	200 Arrowhead Dr.	Hebron	OH	--	Single	400,522	1,449	1,554
	9/30/2027	Memphis, TN	1550 Hwy 302	Byhalia	MS	--	Single	615,600	2,439	2,624
	10/31/2027	Central Florida	5275 Drane Field Rd.	Lakeland	FL	--	Multi	36,274	266	275
		Jackson, TN	201 James Lawrence Rd.	Jackson	TN	--	Single	1,062,055	3,944	4,093
	12/31/2027	Phoenix, AZ	1515 South 91st Ave.	Phoenix	AZ	--	Multi	334,222	2,844	2,935
2028	1/31/2028	Indianapolis, IN	4600 Albert S White Dr.	Whitestown	IN	--	Multi	95,832	624	623
		Atlanta, GA	490 Westridge Pkwy.	McDonough	GA	--	Single	1,121,120	3,737	4,016
	3/31/2028	Central Florida	3775 Fancy Farms Rd.	Plant City	FL	--	Multi	330,176	1,955	1,998
		New York/New Jersey	29-01 Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	--	Single	140,330	5,135	5,512
	4/30/2028	Atlanta, GA	5380 Dixie Industrial Dr.	Lake City	GA	--	Multi	51,871	537	537
	5/31/2028	Memphis, TN	6495 Polk Ln.	Olive Branch	MS	--	Multi	151,691	759	789
		Nashville, TN	6050 Dana Way	Antioch	TN	--	Multi	126,215	476	492
	8/31/2028	Houston, TX	4100 Malone Dr.	Pasadena	TX	--	Single	233,190	1,359	1,396
		Indianapolis, IN	4900 Albert S White Dr.	Whitestown	IN	--	Multi	63,840	309	331
	10/31/2028	Atlanta, GA	1625 Oakley Industrial Blvd.	Fairburn	GA	--	Single	907,675	4,223	4,215
2029	1/31/2029	Central Florida	1075 NE 30th St.	Ruskin	FL	--	Multi	57,690	604	597
		Greenville/Spartanburg, SC	70 Tyger River Dr.	Duncan	SC	--	Single	408,000	2,527	2,491
		Indianapolis, IN	1285 W. State Road 32	Lebanon	IN	--	Single	741,880	2,662	2,686
	2/28/2029	Greenville/Spartanburg, SC	140 Smith Farms Pkwy.	Greer	SC	4	Single	304,884	1,757	1,862
	3/31/2029	Indianapolis, IN	4600 Albert S White Dr.	Whitestown	IN	--	Multi	53,240	373	435
	4/30/2029	Greenville/Spartanburg, SC	230 Apple Valley Rd.	Duncan	SC	--	Single	275,400	1,420	1,432

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21

PROPERTY LEASES & VACANCIES - 9/30/2025

Year of Lease Expiration	Date of Lease Expiration	CoStar Market[1]	Property Location	City	State	Note	Building Tenants Single / Multi	Sq. Ft. Available[2]	Annualized Base Rent as of 9/30/2025 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2025 ($000)
	WAREHOUSE/DISTRIBUTION									
2029	4/30/2029	Houston, TX	10535 Red Bluff Rd.	Pasadena	TX	--	Single	257,835	1,741	1,862
		Nashville, TN	6050 Dana Way	Antioch	TN	--	Multi	11,238	165	172
	5/31/2029	Atlanta, GA	7225 Goodson Rd.	Union City	GA	--	Single	370,000	2,577	2,579
		Atlanta, GA	1001 Old Grassdale Rd	Cartersville	GA	--	Single	273,576	1,866	1,778
	6/30/2029	Memphis, TN	11624 S. Distribution Cv.	Olive Branch	MS	--	Single	1,170,218	4,101	4,139
	7/31/2029	Greenville/Spartanburg, SC	5795 North Blackstock Rd.	Spartanburg	SC	--	Single	341,660	1,705	1,705
		Memphis, TN	8500 Nail Rd.	Olive Branch	MS	--	Single	716,080	2,751	2,871
	8/31/2029	Dallas/Ft. Worth, TX	8601 E. Sam Lee Ln.	Northlake	TX	--	Single	1,214,526	4,278	4,384
	9/30/2029	Indianapolis, IN	1627 Veterans Memorial Pkwy. E.	Lafayette	IN	--	Single	309,400	1,427	1,439
		Memphis, TN	3820 Micro Dr.	Millington	TN	--	Single	701,819	2,706	2,578
		Memphis, TN	11555 Silo Dr.	Olive Branch	MS	--	Single	927,742	2,661	4,061
		Savannah, GA	1001 Gateway Pkwy.	Rincon	GA	--	Multi	68,291	711	679
	10/14/2029	Columbus, OH	10300 Schuster Way	Etna	OH	--	Single	250,020	2,392	2,290
	10/31/2029	Houston, TX	9701 New Decade Dr.	Pasadena	TX	--	Single	102,863	766	768
		Nashville, TN	6050 Dana Way	Antioch	TN	--	Multi	67,200	602	578
	11/21/2029	Columbus, OH	1860 Walcutt Rd.	Columbus	OH	--	Multi	194,796	983	988
	12/31/2029	Greenville/Spartanburg, SC	402 Apple Valley Rd.	Duncan	SC	--	Single	235,600	1,263	1,244
		Dallas/Ft. Worth, TX	3737 Duncanville Rd.	Dallas	TX	--	Single	510,400	2,710	2,629
2030	1/31/2030	Atlanta, GA	7875 White Rd. SW	Austell	GA	--	Single	604,852	4,820	4,446
		Dallas/Ft. Worth, TX	3201 N. Houston School Rd.	Lancaster	TX	--	Single	468,300	1,669	1,709
	3/31/2030	Memphis, TN	549 Wingo Rd.	Byhalia	MS	--	Single	855,878	4,388	4,728
	4/30/2030	Greenville/Spartanburg, SC	7820 Reidville Rd.	Greer	SC	--	Multi	98,125	698	697
	5/31/2030	St. Louis, MO	4015 Lakeview Corporate Dr.	Edwardsville	IL	--	Single	1,017,780	3,460	3,208
	6/30/2030	Richmond, VA	2601 Bermuda Hundred Rd.	Chester	VA	5	Single	782,119	4,066	3,180
		Cincinnati/Dayton, OH	700 Gateway Blvd.	Monroe	OH	--	Single	1,299,492	5,515	5,605
		Dallas/Ft. Worth, TX	1704 S. I-45	Hutchins	TX	--	Single	120,960	617	629
	8/31/2030	Central Florida	3400 NW 35th Street Rd.	Ocala	FL	--	Single	617,055	3,014	3,032
	9/30/2030	Greenville/Spartanburg, SC	7870 Reidville Rd.	Greer	SC	--	Single	396,073	1,840	1,759

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22

PROPERTY LEASES & VACANCIES - 9/30/2025

Year of Lease Expiration	Date of Lease Expiration	CoStar Market[(1)]	Property Location	City	State	Note	Building Tenants Single / Multi	Sq. Ft. Available[(2)]	Annualized Base Rent as of 9/30/2025 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2025 ($000)
	WAREHOUSE/DISTRIBUTION									
2030	9/30/2030	Atlanta, GA	5380 Dixie Industrial Dr.	Lake City	GA	--	Multi	105,500	1,069	999
		Phoenix, AZ	255 143rd Ave.	Goodyear	AZ	--	Single	801,424	4,193	4,257
	10/31/2030	Atlanta, GA	493 Westridge Pkwy.	McDonough	GA	--	Single	676,000	3,819	3,657
	11/30/2030	Atlanta, GA	95 International Pkwy.	Adairsville	GA	--	Multi	100,960	809	600
2031	1/31/2031	Phoenix, AZ	3815 N Cotton Ln.	Goodyear	AZ	--	Single	488,400	5,266	4,864
	2/28/2031	Greenville/Spartanburg, SC	1021 Tyger Lake Rd.	Spartanburg	SC	--	Single	213,200	1,043	1,048
	3/31/2031	Cleveland, TN	1520 Lauderdale Memorial Hwy.	Cleveland	TN	--	Single	851,370	3,626	3,595
		Indianapolis, IN	19 Bob Glidden Blvd.	Whiteland	IN	--	Single	530,400	2,190	2,167
	5/31/2031	DC/Baltimore, MD	291 Parkside Dr.	Winchester	VA	--	Single	344,700	1,726	1,750
	6/30/2031	Nashville, TN	6050 Dana Way	Antioch	TN	--	Multi	352,275	1,543	1,541
	7/31/2031	Atlanta, GA	51 Busch Dr.	Cartersville	GA	--	Single	328,000	1,646	1,594
		Phoenix, AZ	16811 W. Commerce Dr.	Goodyear	AZ	--	Single	540,349	3,726	2,519
	9/30/2031	Atlanta, GA	41 Busch Dr.	Cartersville	GA	--	Multi	276,705	1,590	1,593
	11/30/2031	Indianapolis, IN	5424 Albert S. White Dr.	Whitestown	IN	--	Single	1,016,244	3,909	3,775
	12/18/2031	DC/Baltimore, MD	80 Tyson Dr.	Winchester	VA	--	Single	400,400	2,368	2,381
	12/31/2031	Phoenix, AZ	1515 South 91st Ave.	Phoenix	AZ	--	Multi	161,982	1,274	1,225
		Cincinnati/Dayton, OH	200 Richard Knock Way	Walton	KY	--	Single	232,500	1,271	1,231
2032	2/29/2032	Cincinnati/Dayton, OH	675 Gateway Blvd.	Monroe	OH	--	Single	143,664	938	936
	4/30/2032	Houston, TX	13930 Pike Rd.	Missouri City	TX	--	Single	—	2,123	2,261
		Cincinnati/Dayton, OH	300 Richard Knock Way	Walton	KY	--	Single	544,320	2,411	2,373
	9/30/2032	Nashville, TN	6050 Dana Way	Antioch	TN	--	Multi	117,600	1,004	457
2033	3/31/2033	Phoenix, AZ	3405 S. McQueen Rd.	Chandler	AZ	--	Single	201,784	4,498	4,336
	8/31/2033	Phoenix, AZ	3595 N Cotton Ln.	Goodyear	AZ	--	Single	392,278	3,264	3,076
	10/31/2033	Columbus, OH	9800 Schuster Way	Etna	OH	--	Single	1,074,840	6,130	5,584
2034	1/31/2034	Savannah, GA	1001 Gateway Pkwy.	Rincon	GA	--	Multi	136,533	1,521	1,300
	2/28/2034	Houston, TX	10575 Red Bluff Rd.	Pasadena	TX	--	Single	253,426	3,382	3,061
		Columbus, OH	191 Arrowhead Dr.	Hebron	OH	--	Single	250,410	1,591	1,334
	9/30/2034	DC/Baltimore, MD	150 Mercury Way	Winchester	VA	--	Single	324,535	2,363	2,061

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23

PROPERTY LEASES & VACANCIES - 9/30/2025

Year of Lease Expiration	Date of Lease Expiration	CoStar Market[1]	Property Location	City	State	Note	Building Tenants Single / Multi	Sq. Ft. Available[2]	Annualized Base Rent as of 9/30/2025 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2025 ($000)
	WAREHOUSE/DISTRIBUTION									
2034	10/31/2034	Champaign-Urbana, IL	1001 Innovation Rd.	Rantoul	IL	--	Single	813,126	4,196	4,236
		Dallas/Ft. Worth, TX	17505 Interstate Hwy. 35W	Northlake	TX	--	Single	500,556	3,590	3,103
	12/31/2034	Greenville/Spartanburg, SC	21 Inland Pkwy.	Greer	SC	--	Single	1,318,680	5,544	5,556
2035	4/30/2035	Greenville/Spartanburg, SC	170 Smith Farms Pkwy.	Greer	SC	4	Single	797,936	4,322	3,936
	6/30/2035	Columbus, OH	2155 Rohr Rd.	Lockbourne	OH	--	Single	320,190	2,423	2,081
		Dallas/Ft. Worth, TX	2115 East Belt Line Rd.	Carrollton	TX	--	Multi	298,653	1,361	1,245
	7/31/2035	Central Florida	3775 Fancy Farms Rd.	Plant City	FL	--	Multi	180,308	1,278	1,138
2036	5/31/2036	Central Florida	5275 Drane Field Rd.	Lakeland	FL	--	Multi	117,440	787	741
		Charlotte, NC	671 Washburn Switch Rd.	Shelby	NC	--	Single	673,425	2,786	2,823
	11/30/2036	Phoenix, AZ	17510 W. Thomas Rd.	Goodyear	AZ	--	Single	468,182	4,304	4,056
	12/31/2036	Greenville/Spartanburg, SC	923 Matrix Pkwy.	Piedmont	SC	--	Single	625,238	6,203	5,248
2037	3/31/2037	Dallas/Ft. Worth, TX	4005 E. I-30	Grand Prairie	TX	--	Single	215,000	1,872	1,802
	5/31/2037	Phoenix, AZ	8989 W Buckeye Rd.	Phoenix	AZ	--	Single	268,872	2,368	2,154
2038	3/31/2038	Houston, TX	13600/13901 Industrial Road	Houston	TX	--	Single	132,449	6,773	6,705
	LEASED SUBTOTAL							**52,440,195**	**283,061**	**280,422**

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24

PROPERTY LEASES & VACANCIES - 9/30/2025

Year of Lease Expiration	Date of Lease Expiration	CoStar Market[1]	Property Location	City	State	Note	Building Tenants Single / Multi	Sq. Ft. Available[2]	Annualized Base Rent as of 9/30/2025 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2025 ($000)
WAREHOUSE/DISTRIBUTION AVAILABLE FOR LEASE										
N/A	N/A	Central Florida	3420 Clover Ridge Ave	Ruskin	FL	6	Single	132,212	—	—
		Central Florida	1075 NE 30th St.	Ruskin	FL	--	Multi	80,983	—	—
		Greenville/Spartanburg, SC	231 Apple Valley Rd.	Duncan	SC	--	Multi	75,320	—	—
		Atlanta, GA	95 International Pkwy.	Adairsville	GA	--	Multi	124,251	—	—
		Savannah, GA	1319 Dean Forest Rd.	Savannah	GA	6	Single	355,527	—	—
		Indianapolis, IN	4900 Albert S White Dr.	Whitestown	IN	--	Multi	85,232	—	—
		Houston, TX	10565 Red Bluff Rd.	Pasadena	TX	6	Single	248,240	—	—
		Savannah, GA	1315 Dean Forest Rd.	Savannah	GA	6	Single	88,503	—	—
		Dallas/Ft. Worth, TX	2115 East Belt Line Rd.	Carrollton	TX	--	Multi	58,202	—	—
		Indianapolis, IN	5352 Performance Way	Whitestown	IN	6, 7	Single	380,000	—	—
		Dallas/Ft. Worth, TX	3115 N Houston School Rd.	Lancaster	TX	6	Single	124,450	—	—
	AVAILABLE FOR LEASE SUBTOTAL							**1,752,920**	—	—
TOTAL / WEIGHTED AVERAGE						**96.8% Leased**		**54,193,115**	**$ 283,061**	**$ 280,422**

Footnotes:

(1) Based on CoStar.

(2) Square footage leased or available.

(3) Subsequent to 9/30/2025, lease extended to 2031.

(4) LXP has a 90% interest in this property.

(5) Property includes three facilities (252,351 square feet each) and one other property (25,066 square feet).

(6) The fully vacant properties incurred approximately $1.0 million in net operating expenses, for the nine months ended 9/30/2025.

(7) Subsequent to 9/30/2025, leased to one tenant subject to an approximately 10-year lease.

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25

PROPERTY LEASES & VACANCIES - 9/30/2025

Year of Lease Expiration	Date of Lease Expiration	CoStar Market[1]	Property Location	City	State	Note	Building Tenants Single / Multi	Sq. Ft. Available[2]	LXP % Ownership	Annualized Base Rent as of 9/30/2025 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2025 ($000)	9/30/2025 Debt Balance ($000)	Debt Maturity
NON-CONSOLIDATED PROPERTIES													
NNN MFG COLD JV PROPERTIES													
2027	8/31/2027	Greenville/Spartanburg, SC	50 Tyger River Dr.	Duncan	SC	3	Single	221,833	20%	1,062	1,205	376,000	08/2030
	12/31/2027	Cincinnati/Dayton, OH	10590 Hamilton Ave.	Cincinnati	OH	3	Single	264,598	20%	861	845	—	—
2028	9/30/2028	West Michigan	904 Industrial Rd.	Marshall	MI	3	Single	246,508	20%	835	833	—	—
	12/31/2028	Nashville, TN	120 Southeast Pkwy. Dr.	Franklin	TN	3	Single	289,330	20%	833	735	—	—
2029	4/30/2029	Portland/South Portland, ME	113 Wells St.	North Berwick	ME	3	Single	993,685	20%	1,672	1,200	—	—
	11/24/2029	Anniston-Oxford, AL	318 Pappy Dunn Blvd.	Anniston	AL	3	Single	276,782	20%	1,842	1,815	—	—
2030	6/30/2030	Nashville, TN	301 Bill Bryan Blvd.	Hopkinsville	KY	3	Single	424,904	20%	1,755	1,756	—	—
		Elizabethtown-Fort Knox, KY	730 North Black Branch Rd.	Elizabethtown	KY	3	Single	167,770	20%	709	558	—	—
		Elizabethtown-Fort Knox, KY	750 North Black Branch Rd.	Elizabethtown	KY	3	Single	539,592	20%	2,731	2,960	—	—
		Owensboro, KY	4010 Airpark Dr.	Owensboro	KY	3	Single	211,598	20%	990	1,254	—	—
	10/31/2030	Detroit, MI	43955 Plymouth Oaks Blvd.	Plymouth	MI	3	Single	311,612	20%	1,872	1,823	—	—
2031	6/30/2031	Cincinnati/Dayton, OH	10000 Business Blvd.	Dry Ridge	KY	3	Single	336,350	20%	1,607	1,518	—	—
	10/31/2031	Chicago, IL	1020 W. Airport Rd.	Romeoville	IL	3	Single	188,166	20%	4,098	3,984	—	—
	11/30/2031	Lumberton, NC	2880 Kenny Biggs Rd.	Lumberton	NC	3	Single	423,280	20%	2,483	2,265	—	—
2032	10/31/2032	Detroit, MI	26700 Bunert Rd.	Warren	MI	4	Single	260,243	20%	4,194	3,872	39,850	11/2032
	12/31/2032	Bingen, WA	901 East Bingen Point Way	Bingen	WA	3	Single	124,539	20%	1,790	1,666	—	—
2033	9/30/2033	Crossville, TN	900 Industrial Blvd.	Crossville	TN	3	Single	222,200	20%	704	650	—	—
2035	3/31/2035	Houston, TX	13863 Industrial Rd.	Houston	TX	3	Single	187,800	20%	2,604	2,443	—	—
		Houston, TX	7007 F.M. 362 Rd.	Brookshire	TX	3	Single	262,095	20%	2,041	1,917	—	—
2042	5/31/2042	Columbus, GA	4801 North Park Dr.	Opelika	AL	3	Single	165,493	20%	3,465	2,935	—	—
N/A	Vacancy	Charlotte, NC	590 Ecology Ln.	Chester	SC	3	Single	420,597	20%	—	—	—	—
NNN MFG COLD JV TOTAL / WEIGHTED AVERAGE					**93.6% Leased**			**6,538,975**		**$ 38,148**	**$ 36,234**	**$ 415,850**	

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26

PROPERTY LEASES & VACANCIES - 9/30/2025

Year of Lease Expiration	Date of Lease Expiration	CoStar Market[1]	Property Location	City	State	Note	Building Tenants Single / Multi	Sq. Ft. Available[2]	LXP % Ownership	Annualized Base Rent as of 9/30/2025 ($000)	Annualized Cash Base Rent ("ABR") as of 9/30/2025 ($000)	9/30/2025 Debt Balance ($000)	Debt Maturity
NON-CONSOLIDATED PROPERTIES													
NNN OFFICE JV PROPERTIES													
2026	3/31/2026	Columbus, OH	500 Olde Worthington Rd.	Westerville	OH	--	Multi	72,965	20%	1,015	1,000	—	—
2027	6/30/2027	Kansas City, MO	3902 Gene Field Rd.	St. Joseph	MO	--	Single	98,849	20%	2,116	2,248	—	—
	7/6/2027	Columbus, OH	2221 Schrock Rd.	Columbus	OH	--	Single	42,290	20%	684	725	—	—
2029	7/31/2029	Columbus, OH	500 Olde Worthington Rd.	Westerville	OH	--	Multi	11,246	20%	129	133	—	—
2032	4/30/2032	Charlotte, NC	1210 AvidXchange Ln.	Charlotte	NC	5	Single	201,450	20%	6,025	6,048	46,900	12/2025 01/2033
2033	5/31/2033	Dallas/Ft. Worth, TX	8900 Freeport Pkwy.	Irving	TX	--	Multi	60,736	20%	1,302	1,276	—	—
	9/30/2033	Dallas/Ft. Worth, TX	8900 Freeport Pkwy.	Irving	TX	--	Multi	98,358	20%	1,710	1,918	—	—
N/A	Vacancy	Columbus, OH	500 Olde Worthington Rd.	Westerville	OH	--	Multi	13,536	20%	—	—	—	—
		Dallas/Ft. Worth, TX	8900 Freeport Pkwy.	Irving	TX	--	Multi	102,211	20%	—	—	—	—
NNN OFFICE JV TOTAL / WEIGHTED AVERAGE					**83.5% Leased**			**701,641**		**$ 12,981**	**$ 13,348**	**$ 46,900**	
NON-CONSOLIDATED TOTAL / WEIGHTED AVERAGE					**92.6% Leased**			**7,240,616**		**$ 51,129**	**$ 49,582**	**$ 462,750**	

Footnotes:

(1) Based on CoStar.

(2) Square footage leased or available.

(3) All debt is cross-collateralized and cross-defaulted. Rate is one month Term SOFR plus 298 bps. One-month Term SOFR is capped at 4.25% through 08/2027. The debt matures August 15, 2030 including as-of-right extension options.

(4) Interest rate is fixed at 6.30%.

(5) Interest rate is fixed and ranges from 5.3% to 12%.

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27

MORTGAGES AND NOTES PAYABLE

	Footnotes	Debt Balance ($000)	GAAP Balance ($000)[1]	Interest Rate (%)	Maturity[2]
MORTGAGE[3]					
Long Island City, NY		$ 12,541	$ 12,092	3.500%	03/2028
Goodyear, AZ		38,815	38,815	4.290%	08/2031
Mortgage Subtotal/Wtd. Avg./Years Remaining		$ 51,356	$ 50,907	4.097%	5.0
CORPORATE[4]					
Revolving Credit Facility	(5)	$ —	$ —	—%	07/2026
Term Loan	(6)	250,000	248,834	4.310%	01/2027
Senior Notes	(7)	300,000	297,105	6.750%	11/2028
Senior Notes		400,000	396,607	2.700%	09/2030
Senior Notes		400,000	397,218	2.375%	10/2031
Trust Preferred Notes	(8)	100,995	100,094	5.399%	04/2037
Subtotal/Wtd. Avg./Years Remaining		$ 1,450,995	$ 1,439,858	3.913%	4.7
Total/Wtd. Avg./Years Remaining		$ 1,502,351	$ 1,490,765	3.919%	4.7

(1) GAAP Balance net of aggregate deferred loan costs of $8.4 million and discounts of $3.2 million.
(2) Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(3) Secured.
(4) Unsecured.
(5) Rate ranges from Adjusted Daily Simple SOFR or Adjusted Term SOFR plus 0.725% to 1.40%. Availability of $600.0 million, subject to covenant compliance. Maturity date can be extended to July 2027, subject to certain conditions.
(6) Rate ranges from Adjusted Term SOFR plus 0.85% to 1.65%. The SOFR portion of the interest rate was swapped for a fixed interest rate of 4.31% per annum until January 31, 2027.
(7) On October 20, 2025, LXP repaid an aggregate principal balance of $140.0 million via a cash tender offer.
(8) Rate is three-month Term SOFR plus a 0.26% adjustment and a spread of 1.70%. LXP entered into interest rate swaps to effectively fix the interest rate related to an aggregate of $82.5 million of the Trust Preferred Securities at an average interest rate of 5.20% from October 30, 2024 to October 30, 2027.

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28

29Table of Contents DEBT MATURITY SCHEDULE ($000) Consolidated Mortgage Debt Year Mortgage Scheduled Amortization Mortgage Balloon Payments Corporate Debt 2025 - remaining $ 1,411 $ — $ — 2026 5,773 — — 2027 5,984 — 250,000 2028 2,223 — 300,000 ‘(1) 2029 960 — — 2030 1,002 — 400,000 2031 604 33,399 400,000 $ 17,957 $ 33,399 $ 1,350,000 (1) Subsequent to September 30, 2025, corporate debt maturing in 2028 reduced to $160.0 million following repayment of $140.0 million principal balance via cash tender offer.

30Table of Contents DEBT COVENANTS(1) CORPORATE LEVEL DEBT MUST BE: 9/30/2025 Bank Loans: Maximum Leverage < 60% 30.7% Fixed Charge Coverage > 1.5x 3.3x Recourse Secured Indebtedness Ratio < 10% —% Secured Indebtedness Ratio < 40% 3.2% Unsecured Debt Service Coverage > 2.0x 4.3x Unencumbered Leverage < 60% 29.0% Bonds: Debt to Total Assets < 60% 31.4% Secured Debt to Total Assets < 40% 1.1% Debt Service Coverage > 1.5x 3.9x Unencumbered Assets to Unsecured Debt > 150% 319.7% Footnotes: (1) The above is a summary of the key financial covenants for LXP's credit facility, term loan and senior notes, as of September 30, 2025 and as defined and calculated per the terms of the credit facility, term loan and senior notes, as of such date. These calculations are presented to show LXP's compliance with such covenants only and are not measures of LXP's liquidity or performance.

COMPONENTS OF NET ASSET VALUE

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties quarterly net operating income (NOI)[1]		Three months ended 9/30/2025
NOI as reported	$	69,032
Adjustments to NOI:		
Disposed of properties		43
Acquisition of properties		(70)
Leases not commenced or with free rent period		479
Properties less than 70% leased		(450)
Development properties less than 70% leased		125
NOI for NAV	$	69,159
LXP's share of non-consolidated quarterly NOI[1]		
NNN OFFICE JV		
Office	$	509
NNN MFG Cold JV		
Industrial	$	1,766
Other quarterly income		
Fee income	$	1,091
In service assets not fairly valued by capitalized NOI method[1]		
Assets acquired in the quarter	$	30,022
Consolidated development properties less than 70% leased (at our share)	$	53,080
Other consolidated assets less than 70% leased	$	105,257
Shares Outstanding		
Common shares		291,616,505
Unvested time-base stock awards		1,068,838
Unvested performance based awards		3,080,471
Common shares at 9/30/2025		295,765,814

Other assets:		
Construction in progress	$	10,685
Developable land - consolidated[2]		81,029
Developable land - non-consolidated[2]		14,950
Development investment - consolidated[2][3]		37,910
Investment in non-consolidated land		2,313
Cash and cash equivalents		229,737
Restricted cash		252
Accounts receivable		2,791
Other assets		17,894
Total other assets	$	397,561
Liabilities:		
Corporate level debt (face amount)		1,450,995
Mortgages and notes payable (face amount)		51,356
Dividends payable		41,922
Accounts payable, accrued expenses and other liabilities		84,677
Preferred stock, at liquidation value		96,770
LXP's share of non-consolidated mortgages (face amount)		92,550
Total deductions	$	1,818,270

Footnotes:

(1) Three months ended September 30, 2025 NOI for the existing property portfolio at September 30, 2025, includes one quarter of annualized NOI for non-commenced leases and leases with free rent periods (excludes NOI related to assets undervalued by a capitalized NOI method, not in service leased development projects, properties reclassified to redevelopment and assets held for sale). Assets undervalued by a capitalized NOI method are identified generally by under 70% leased during the period, assets placed in service and assets acquired in the quarter. For assets in this category, a NOI capitalization approach is not appropriate, and accordingly, LXP's net book value has been used.

(2) At cost incurred.

(3) Includes $24.3 million net book value of properties under redevelopment.

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31

32Table of Contents OTHER FINANCIAL DATA ($000) Balance Sheet The components of other assets are: Deposits $ 3,474 Equipment 302 Prepaids 3,597 Interest receivable 100 Other receivables 1,055 Deferred lease incentives 8,137 Derivative asset 1,058 Deferred asset 171 Total of other assets $ 17,894 The components of other liabilities are: Accounts payable and accrued expenses $ 37,776 Development, CIP and other accruals 9,059 Taxes 304 Deferred lease costs 684 Deposits 4,497 Transaction costs 656 Accounts payable and other liabilities $ 52,976 Accrued interest payable $ 15,130 Prepaid rent 16,571 Total of accounts payable, accrued expenses, and other liabilities $ 84,677

33Table of Contents NON-GAAP MEASURES DEFINITIONS LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Supplemental Information and in other public disclosures. LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund operations. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing, or financing activities or liquidity. Definitions: Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest expense, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of real estate or changes in control, non-cash and purchase option impact of sales-type leases, impairment charges, gain (loss) on debt satisfaction, net, non-cash charges, net, straight-line adjustments, change in credit loss revenue, non-recurring charges and adjustments for pro rata share of non-wholly owned entities. LXP’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA. Annualized Cash Base Rent ("ABR"): Annualized Cash Base Rent is calculated by multiplying the current monthly Cash Base Rent by 12. For leases in free rent periods or that were signed in the month prior to the end of the quarter or have not commenced, the next full Cash Base Rent payment is multiplied by 12. Excludes not in service leased development projects. LXP believes ABR provides a meaningful indication of an investment's ability to fund cash needs. Annualized Base Rent: Annualized Base rent is calculated by multiplying the current monthly Base Rent by 12. For leases signed in the month prior to the end of the quarter or have not commenced, the next Base Rent is multiplied by 12. LXP believes Annualized Base Rent provides a meaningful measure to the net lease structure of the portfolio. Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio. Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non- cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

34Table of Contents NON-GAAP MEASURES DEFINITIONS Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second-generation tenant improvements, and (10) cash paid for second-generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund its quarterly distributions. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity. First-Generation Costs: Represents cash spend for tenant improvements, leasing costs and expenditures contemplated at acquisition for recently acquired properties with vacancy. Because all companies do not calculate First-Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other. Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. LXP presents FFO available to common shareholders - basic and also presents FFO available to all equityholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP's common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders - diluted which adjusts FFO available to all equityholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio and not comparable from period to period. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

35Table of Contents NON-GAAP MEASURES DEFINITIONS Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income and purchase option income related to sales-type leases, and lease termination income, net) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI. Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for the period commencing January 1, 2024 and through the end of the current reporting period. As Same-Store NOI excludes the change in NOI from acquired, expanded, disposed of properties and properties with significant casualty loss, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI. Second-Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second-generation building improvements represent an investment in existing stabilized properties. Stabilized Portfolio: All real estate properties other than non-stabilized properties, LXP considers stabilization to occur upon the earlier of 90% occupancy of the property or one year from cessation of major construction activities. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. If some portions of a development project are substantially complete and ready for use and other portions have not yet reached that stage, LXP ceases capitalizing costs on the completed portion of the project but continue to capitalize costs for the incomplete portion. When a portion of the development project is substantially complete and ready for its intended use, the classification changes from investments in real estate under construction to operating, the project is placed in service and depreciation commences.

36Table of Contents SELECT CREDIT METRICS DEFINITIONS ($000, except per share data) Adjusted Company FFO Payout: Nine months ended September 30, 2025 Common share dividends per share $ 0.405 Adjusted Company FFO per diluted share $ 0.47 Adjusted Company FFO payout ratio 86.2 % Unencumbered Assets: Real estate, at cost $ 4,429,893 Less encumbered real estate, at cost (110,986) Unencumbered assets $ 4,318,907 Unencumbered NOI: NOI $ 206,543 Disposed of properties NOI (572) Adjusted NOI 205,971 Less encumbered adjusted NOI (7,184) Unencumbered adjusted NOI $ 198,787 Unencumbered NOI % 96.5 % Net Debt / Adjusted EBITDA: Adjusted EBITDA $ 262,121 Consolidated debt $ 1,490,765 Less consolidated cash and cash equivalents (229,737) Non-consolidated debt, net 89,190 Net debt $ 1,350,218 Net debt / Adjusted EBITDA 5.2x (Net Debt + Preferred) / Adjusted EBITDA: Adjusted EBITDA $ 262,121 Net debt $ 1,350,218 Preferred shares liquidation preference 96,770 Net debt + preferred $ 1,446,988 (Net Debt + Preferred) / Adjusted EBITDA 5.5x (Debt + Preferred) / Gross Assets: Nine months ended September 30, 2025 Consolidated debt $ 1,490,765 Preferred shares liquidation preference 96,770 Debt and preferred $ 1,587,535 Total assets $ 3,708,933 Plus depreciation and amortization: Real estate 1,141,505 Deferred lease costs 19,026 Gross assets $ 4,869,464 (Debt + Preferred) / Gross Assets 32.6 % Debt / Gross Assets: Consolidated debt $ 1,490,765 Gross assets $ 4,869,464 Debt / Gross assets 30.6 % Secured Debt / Gross Assets: Total Secure Debt $ 50,907 Gross assets $ 4,869,464 Secured Debt / Gross Assets 1.0 % Unsecured Debt / Unencumbered Assets: Consolidated debt $ 1,490,765 Less mortgages and notes payable: (50,907) Unsecured Debt $ 1,439,858 Unencumbered assets $ 4,318,907 Unsecured Debt / Unencumbered Assets 33.3%

37Table of Contents INVESTOR INFORMATION Transfer Agent Computershare Overnight Correspondence: PO Box 43006 150 Royall Street, Suite 101 Providence, RI 02940 Canton, MA 02021 (800) 850-3948 www-us.computershare.com/investor Investor Relations Heather Gentry Executive Vice President, Investor Relations Telephone (direct) (212) 692-7200 E-mail hgentry@lxp.com Research Coverage BNP Paribas Citizens Nate Crossett (646) 342-1588 Mitch Germain (212) 906-3537 Monir Koummal (646) 342-1554 Evercore Partners Green Street Advisors Steve Sakwa (212) 446-9462 Vince Tibone (949) 640-8780 Jim Kammert (312) 705-4233 Jefferies & Company, Inc. J.P. Morgan Chase Jon Petersen (212) 284-1705 Anthony Paolone (212) 622-6682 KeyBanc Capital Markets Inc. Wolfe Research Todd Thomas (917) 368-2286 Andrew Rosivach (646) 582-9250

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